SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                       Date of Report: October 15, 2003



                                   XSUNX, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


                             SUN RIVER MINING, INC.
                             ----------------------
                                  (Former Name)


     Colorado                   000-29621                   84-1384159
     --------                   ---------                   ----------
    (State or other             (Commission               (IRS Employer
    jurisdiction of             File Number)            Identification No.)
     incorporation)


                  65 Enterprise, Aliso Viejo, CA              92656
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 330-8060

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     The Plan and Agreement of Reorganization between Sun River Mining, Inc. and Xoptix, Inc. was completed on September 24, 2003. Pursuant to the Plan, the Company authorized the issuance of 110,530,000 (post reverse split) common shares.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        The Company approved a reverse split on a one new share for twenty old shares basis, effective October 6, 2003.

        The Company has also changed its name from Sun River Mining, Inc. to XSUNX, Inc. on September 30, 2003.



                                 --------------

CERTAIN FACTORS AFFECTING FORWARD LOOKING STATEMENTS

     In addition to statements of historical fact, this summary contains forward-looking statements. The presentation of future aspects of XsunX, Inc. ("XsunX, Inc." or the "Company") found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Some of these risks might include, but are not limited to, those discussed below. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-QSB filed by the Company in 2003 and any Current Reports on Form 8-K filed by the Company.

NEW BUSINESS

On July 9, 2003, The Company entered into a Plan of Reorganization and Asset Purchase Agreement with Xoptix, Inc., a California corporation, to acquire the following three patents for Seventy Million (70,000,000) shares (post reverse split one for twenty): No. 6,180,871 for Transparent Solar Cell and Method of Fabrication (Device), granted on January 30, 2001; No. 6,320,117 for Transparent

Solar Cell and Method of Fabrication (Method of Fabrication), granted on November 20, 2001; and No. 6,509,204 for Transparent Solar Cell and Method of Fabrication (formed with a Schottky barrier diode and method of its manufacture), granted on January 21, 2003 (collectively, the "Patents"). The Company's new Business Plan is as contained herein. The Plan provided for the issuance of 70,000,000 shares for the Patents and 25,500,000 shares for services, and 230,000 shares to settle old bills (post reverse split one for twenty), in addition to the shares being sold hereunder. The transaction was completed on September 30, 2003.

HISTORY OF XOPTIX PATENTS

Xoptix, Inc. was founded in March 1999 to develop and exploit a new solar-based invention. Between March 1999 and the present, Xoptix focused primarily on protecting and validating its proprietary process for making a transparent window glazing which produces electricity.

Specifically, Xoptix has been granted three patents for a process for making solar electric glass. This yields a new class of thin film and glass products for use under the trade name "XsunX" (and which will be used hereafter to describe the technology). These films and glasses can replace a broad spectrum of common materials. Xoptix ceased business operations in 2001 due to lack of capital. Xoptix has sold its technologies and patent assets to the Company as part of a plan of liquidation of Xoptix and winding up of its corporate existence.

Products Strategy

XsunX has recently acquired the patents to technology for the manufacture of transparent solar cells. We anticipate that the primary product opportunity for this technology will be in establishing a viable process for the commercial manufacture of solar electric glass. This proprietary process will allow manufacturers to inexpensively apply a coating, film or glazing to glass, plastic and other materials, which is transparent and photovoltaic. Because XsunX glazing is transparent, the appearance of products manufactured using the XsunX process is not changed. When XsunX glazing is exposed to light, the light energy is converted into electrical energy for use as a power source.

Applications for Solar Electric Glass

While there are numerous ways to make solar cells, all of these methods result in a structure that is opaque. Thus, they are not appropriate for many applications. The need to place cells in areas where they do not obscure vision or building esthetics also limits deployment to areas of exceedingly small percentages of total available building surfaces. To date, this limiting factor has also presented ROI inefficiencies associated with costs per kW produced versus the Balance Of System (BOS) expenditures for mounting, wiring, power conditioning and grid connection.


On the other hand, XsunX solar electric glass technology provides an opportunity for up to 75% of a buildings exterior surface to produce electricity for use by the building. Efficiencies are gained in total kW produced and ROI on BOS expenditures. Management believes these unique properties provide major market potential in the following areas:


Architectural Glass - Large Buildings

XsunX glazing could be applied to the windows of large buildings, turning these structures into virtual power plants. Electrical power generated can be used to run building systems. In the future, the Company's management believes that a substantial portion of electrical power can be generated in dense urban areas with XsunX's solar electric glass. While the total amount spent annually on building products is over a trillion dollars, the total expenditure for XsunX solar electric glass could swell into the billions.

Architectural Glass - Homes

XsunX glazing could be applied to windows in homes to supply a portion of residential electrical power. The Company's management believes that these types of windows could eventually be supplied by companies such as Andersen Windows and could be sold directly at home improvement stores such as Home Depot. Film produced by companies such as 3M using the XsunX process could also be applied to new and existing windows.

Business Model

The Company's management believes that the primary target opportunity for XsunX's technology is makers and fabricators of glass. This is a very large industry, generating worldwide revenues in the hundreds of billions of dollars. The Company's strategy is to complete the development and commercialization of the XsunX process, and then enter into relationships with channel partners who will manufacture and distribute products made with XsunX solar electric glass technology. The Company's management believes that the most rapid and likely path to success involves licensing the XsunX process to companies with established manufacturing and distribution facilities.

The Company intends to promote the environmental and cost savings virtues of products manufactured with the XsunX process. By supplementing the marketing efforts of channel partners, the Company expects to accelerate the adoption of products that benefit from XsunX's solar electric glass technology.

Revenue Model

The Company's management believes that virtually all of the Company's revenues will come from the license of its proprietary XsunX solar electric glass technology to major manufacturers. Exclusive and non-exclusive know-how and intellectual property licenses will result in a substantial stream of royalty revenue for the Company. The Company's management estimates that manufactures of architectural glass will be willing to pay a royalty of at least 3% of gross sales for the non-exclusive right to manufacture XsunX flat glass. No contracts now exist.

Proprietary Technology

The best inventions are often simple in nature and come from looking at a problem from a different perspective. For the last 20 years, the solar industry has made tremendous strides in improving the efficiency of solar products. In fact, it is fair to say that nearly all of the work done to improve solar cells has been with the goal of improving their efficiency or cost. A small amount of work has been done to turn the existing solar technologies into products that could be integrated into larger portions of our environments. Ostensibly, the most benefits from solar technologies will come from the incorporation of vast amounts of solar cell technology into our environments.

Background of the Transparent Solar Cell Invention

Solar energy provides many advantages over traditional energy sources. For example, energy from the sun is virtually unlimited and easily accessible throughout the world. It does not require the extraction of a natural resource from the ground to obtain the energy and it can be converted to electricity in a manner that is not harmful to the environment. Solar energy is available whenever the sun is shining and can be collected and stored for use when no light source is available. Therefore, if it can be harnessed economically, it provides an environmentally friendly source of energy that does not deplete or destroy precious natural resources. This is in stark contrast to the use of fossil fuels that are of limited supply and which cause environmental damage with both their use and extraction processes. The use of fossil fuel also requires a constant source of raw materials that may be difficult obtain in many circumstances.

Many different applications benefit greatly from the use of solar energy. For example, buildings, with their broad surfaces that are exposed to the sun's energy for much of the day, can use that energy to provide some or all of their energy needs. Various solar cells have been developed using different fabrication techniques to take advantage of this energy source.

One type of solar cell is formed with crystalline silicon. For these solar cells, crystalline silicon is formed by melting silicon and drawing an ingot of crystalline silicon of the size desired. Alternatively, a ribbon of crystalline silicon can be pulled from molten silicon to form a crystalline silicon solar cell. A conductor is placed on either side of the crystalline silicon to form the solar cell. These processes use high temperatures and the solar cells are expensive to manufacture. Packaging is also difficult and expensive and creates a rigid structure. The manufacturing process limits their maximum size. It is difficult to slice the resulting crystalline silicon thin enough to provide a transparent or flexible solar cell. However, these structures are very efficient (relative to other types of presently available commercial solar cells). As such, crystalline solar cells are used primarily for applications where efficiency is more important than cost and where the structures do not need to be flexible. For example, these are commonly used on satellites.

Another type of solar cell is formed with polycrystalline silicon. These may be formed as thin layers on wafers and can thus be made thinner than crystalline silicon solar cells. As is well known in the art, heating amorphous silicon can form polycrystalline silicon. Typically, amorphous silicon begins to crystallize at temperatures greater than about 1400(Degree)C. Because of these high temperatures, known processes can only use substrates with high melting points. These processes are not appropriate for substrates made of plastics or other materials that melt at lower temperatures. In the manufacture of flat panel displays, it is known to use lasers to form polycrystalline silicon thin film transistors (TFTs). Such use has not included the formation of P-N junctions or solar cells that presents its own set of challenges. Moreover, these manufacturing processes generally formed single transistors and were not used to form large sheets or areas of polycrystalline silicon. Further, lasers have been used in the manufacture of solar cells, but only as a tool to mechanically form (slice, pattern, etch, etc.) the solar cells.

Another type of solar cell has been formed using doped layers of amorphous silicon. These are not subject to some of the problems inherent in the previously described crystalline silicon or polycrystalline solar cells. First, amorphous silicon can be formed using low temperature processes. Thus, it can be formed on plastic and other flexible substrates. They can also be formed over large surfaces. Second, the processing techniques are less expensive. Nevertheless, amorphous solar cells introduce other significant limitations not found in crystalline silicon or polycrystalline silicon solar cells. For example, hydrogen is generally added during the manufacturing to increase the efficiency of the cell. Amorphous silicon solar cells tend however to lose this hydrogen over time, causing reduced efficiency and reduced usable life. Moreover, amorphous silicon solar cells are not transparent. Thus, they are not appropriate for many applications. For example, buildings with solar cells can be unsightly, and the solar panels may block the view of the outdoors or access to outside light indoors. Also, portable electronics often place a premium on size and surface area. Some devices have displays that cover most -- if not all -- of the exposed surface of the device. Therefore, it is often undesirable or impossible to mount a traditional amorphous silicon solar cell on the device.

Attempts have been made to solve this transparency problem by making transparent panels from existing solar cell processes. One method has been to take advantage of the "window shade effect" whereby solar cells are formed on a transparent substrate with gaps between adjacent solar cells. This allows some light to pass through to create a transparent effect. The larger the gaps, the more transparency the device has. A disadvantage of this technique is that much of the space is unused; therefore the efficiency of the device is less than it would be if all of the surface areas were used for solar cells. Of course, devices of this type also suffer from the problems inherent to the type of cell used. For example, if based on amorphous silicon, these devices suffer from the hydrogen loss exhibited in other amorphous silicon devices.

Other work has been done at making transparent solar cells using materials other than silicon (for example, cadmium telluride (CdTe)). These cells suffer from the challenges inherit to using materials other than silicon.

The XsunX Process

The XsunX technique for making transparent solar cells leverages two distinctly different technologies -- amorphous solar cell process and flat panel display process -- that have not previously been linked. By adding known processing techniques to those commonly used in the solar industry, XsunX has been able to create and protect a structure that is both transparent and photovoltaic.

The XsunX Process combines the following advantages:

o It is transparent and therefore can be used in places inapplicable to existing solar cells.

o    It is cost effective because it uses thin film amorphous silicon.

o It may be readily manufactured because the methods for manufacture uses commercially available chemical vapor deposition and laser annealing equipment.

o It can be used on a wide variety of substrates including low temperature substrates.

The Method of Fabrication

It is anticipated that the XsunX Process will provide a method and structure that will form a substantially transparent solar cell. The solar cell is anticipated to be thin, flexible, and easy to make and use with conventional semiconductor processes. The solar cell is also anticipated to operate effectively as an optical filter.

In a specific embodiment, the XsunX Process includes a method of forming a solar cell. The method includes steps of providing a substrate, such as glass, plastic, Mylar and other substrates, including those with low melting points. The method also includes forming a first conductive layer overlying the substrate. The method also includes forming a first amorphous silicon layer of a first dopant type overlying the first conductive layer. A step of annealing the first amorphous silicon layer is included. The method also forms a second amorphous silicon layer of a second dopant type, and also anneals the second amorphous silicon layer. A second conductive layer is formed overlying the second amorphous silicon layer. A combination of these steps forms a transparent solar cell structure.

In an alternative aspect, the XsunX Process provides a solar cell structure that is transparent. The structure includes a transparent substrate, which can be selected from glass, crystal, plastic, Mylar, and other substrates, including those that have low melting points. A conductive layer is formed overlying the transparent substrate. A first polycrystalline silicon layer from a first amorphous silicon layer of a first dopant type is formed overlying the first conductive layer. The structure also includes a second polycrystalline silicon layer from a second amorphous silicon layer of a second dopant type overlying the first polycrystalline silicon layer, and a second conductive layer overlying the second polycrystalline silicon layer. The combination of these layers forms a transparent structure.

In a further aspect, the XsunX Process provides a method for fabricating a structure comprising a transparent solar cell structure. The method includes forming a first conductive layer overlying a transparent substrate, and forming a first amorphous silicon layer overlying the first conductive layer. The method also includes converting the first amorphous silicon layer into a first polycrystalline silicon, and forming a second amorphous silicon layer overlying the first amorphous silicon layer. A step of converting the second amorphous silicon layer into a second polycrystalline silicon is included. The method also includes forming a second conductive layer overlying the second amorphous silicon layer. The combination of these steps forms a transparent solar cell structure overlying the substrate.

In still a further aspect, the XsunX Process provides a solar cell comprising a substrate with a melting temperature of less than 450(Degree) C, a first conductive layer overlying the substrate, a first polycrystalline film overlying the first conductive layer, a second polycrystalline film overlying the first polycrystalline film, and a second conductive layer overlying the second polycrystalline film.

Advantages of the XsunX Process

The XsunX Process will achieve numerous advantages over conventional techniques for forming solar cells. For example, the present XsunX method uses conventional equipment and processes from semiconductor operations to manufacture the solar cells. In one aspect of the XsunX Process, an Excimer laser is used to anneal the amorphous silicon layers. Use of this, or a similar laser, allows the forming of polycrystalline silicon without exposing the substrate to high temperature that will distort or destroy it. Therefore, low melting point materials such as plastic may be used. The XsunX solar cells can be transparent, which makes them desirable for placing over glass and other see through structures. In other aspects, the invention is expected to be easy to implement and control. The present cell structure is extremely thin and efficient and can be implemented on a variety of applications.

For example, it can be formed on a flexible substrate and substantially maintain the flexibility of the substrate. Depending upon the embodiment, one or more of these advantages may exist. Other advantages may also exist depending upon the embodiment. A transparent solar cell produced with the XsunX Process will also have a lower efficiency than a standard solar cell.

Conversely, the ability to incorporated larger amounts of XsunX cells on to a structure provides for significant opportunities to produce greater amounts of usable energy. Conventional PV technology installation is typically limited to very small percentages of a buildings usable surface. XsunX PV technology may see building surface integration of as much as 75% in commercial applications providing many times the kW production associated with smaller installations of conventional opaque PV cells.

The Company's management has a high level of confidence that the Company can successfully complete the commercial process development because the XsunX process is either:

o A mature process of making amorphous silicon solar cells plus one mature step from the process of making flat panel displays, or

o A mature process of making flat panel displays plus the mature step of sandwiching it with ITO on a substrate

The  XsunX  process  for  producing  a  transparent  solar  cell  uses  standard
(commercially    available)   equipment,    inexpensive   materials   and   many
well-understood processes.

The Company's management estimates that a transparent solar cell produced with the XsunX process will have a lower efficiency than a standard solar cell for the following reasons:

   Poly-crystalline cells are more efficient than amorphous cells

   At least 25% of the photons will be annihilated within 1000 Angstroms

   ND1 Solar Filter will be at least 4000 Angstroms - conservative number is 50% for ND1 filter

XsunX transparent solar cells will have a very wide dynamic range of efficiency depending on the application and the optical filter characteristics.

Future Products

XsunX intends to extend its brand name and capitalize on its channel partner relationships by developing additional building integrated photovoltaic products in the future. The Company realizes that the cost of product development is becoming increasingly more expensive. To assure the best possible new product decisions are made, the Company has implemented the following criteria for evaluating and selecting new products:

o Product opportunity is presented by established license partner with provisions for adequate marketing support

o    Product assists users by reducing time, effort or expense

o Product can be implemented using the Company's existing channels of distribution.

o Product potential is investigated, and market research is undertaken to estimate the numbers of potential users that can be reached.

o Product complies with any and all new laws or government programs or regulations bearing impact within the next five years.

o    New products will be added as new opportunities are identified.

o The Company will use outside material providers when they have the resources necessary to expedite the development of an XsunX product. They will be selected based upon their expertise, active participation, reputation and success in their field. When beneficial, the Company seeks to blend the offerings of several providers to create an optimum hybrid product yielding the most benefits to its customers.

o A product must be improved every 12 months in order to maintain its competitive position, market value and price point. The Company must maintain its ability to provide useful products as the environment, its customers' needs, and its capabilities change.


Market Analysis

XsunX's transparent photovoltaic glazing for glass, plastic and other materials promises to be a break-through technological innovation that will make solar energy economically feasible and may cause the solar energy market to explode.

The Company's technology can be applied to the already quite large and established glass industries. That is, transparent glazing will enable solar energy-production to enter mainstream markets because it can readily become integral to the designs of buildings. Builders and manufacturers already use glass, plastic and other materials, so they will be especially attracted to the economic benefits of using the same materials that also produce electrical energy.

In the long view, solar energy production is intrinsically attractive, not only environmentally but also economically. Sunlight is readily, regularly, and widely available; it is renewable; and it is easily accessible without the massive expense of mining, drilling, or constructing huge dams or other facilities. Tapping the sun directly, rather than through the solar energy stored in fossil fuels, wood, or ethanol, makes too much economic sense not to be inevitable.

A major factor in the restricted use of solar energy has been the technological limitations of large-scale solar energy production, particularly active production of electricity rather than passive collection of heat. For buildings, residential and nonresidential, photovoltaic technology has shown it can significantly reduce the need for electricity generated through other means, but the additional cost of purchasing and installing photovoltaic systems has been prohibitive, especially compared to the cost of electricity through other means.

XsunX's patented technology may make solar energy production economically and technologically feasible for the building industry because it allows glass, plastic and other materials to produce electricity while remaining transparent and thus functional as a window or display surface. The architectural limiting aspects of current photovoltaic technologies may soon disappear as XsunX glazing turns commercial and residential structures, and their vast areas of modern architectural glass, into virtual power plants.

The Company's management believes that the primary target markets for XsunX's technology are makers and fabricators of glass. This is a very large industry, generating worldwide revenues in the hundreds of billions of dollars. It breaks down into two areas relevant to XsunX's technology:

o    Nonresidential  construction,   primarily  architectural  glass  for  large
     edifices, such as office buildings, hospitals, schools, retail buildings, and industrial buildings.

o    Residential construction, primarily doors and windows for homes.

The construction industries fluctuate in direct relationship to the growth of the overall economy. They are, nevertheless, very large, stable markets over the long term. In addition, the flat glass industry for the construction industry is geared for technological innovations, including especially those that help control sunlight for greater energy efficiency.

Other factors indicating favorable market conditions for XsunX include:

o A boom market for nonresidential and residential construction, spurred by strong low interest rates.

o A growing concern in nonresidential construction with energy efficient buildings, possibly spurred by recent dramatic hikes in energy costs, especially oil.

As an innovative, patent technology, the competition for XsunX's transparent solar cell technology is primarily current modes of producing and glazing glass and plastic. These include various technologies to control sunlight and increase heating and cooling efficiency in buildings and cars and advances in battery-powered technology for electronics.

With its breakthrough process in the solar production of electricity, XsunX will have clear advantages marketing its technology. XsunX transparent solar cell technology will enable manufacturers to make buildings more efficient and ultimately more cost-effective, while also reducing dependency on fossil fuels and other technologies that harm the environment.

The Underdeveloped Market for Photovoltaic Products

Electricity produced by photovoltaic products is growing rapidly, but remains a very small percentage of overall U.S. energy production, and a very small percentage of its potential. Despite the attraction of clean, renewable, safe energy production, solar electricity fails to compete with other means of producing electricity in part because of technological limitations, which often make solar energy economically unfeasible. This is especially true for large-scale energy production. XsunX's transparent solar cell technology opens new markets for solar energy applications in construction and other industries as it makes the option of solar energy economically feasible.

Marketing Plan

XsunX's marketing strategy is to create a favorable environment to license its solar electric glass technology. The Company intends to enhance, promote and support the fact that products produced with the XsunX process provide users with a best of class technology that spans and interconnects glass, optical film and energy markets market's to provide substantial economic and environmental benefits.

Product and Service Differentiation

The differentiating attributes of products produced with the XsunX process include:

o        Energy from a renewable source - solar
o        Transparent nature eliminates inhibiting architectural applications
o        May be applied to glass or flexible substrates
o        Provides distributors with valuable bundling opportunities
o May be applied with low temperature - allows for a variety of substrates
o        High level of reliability
o        Reasonable cost

Value Proposition

The Company's value proposition is simple: XsunX technology fills the voids in today's solar technologies allowing the production of solar electricity to become part of our environment as a natural use of space and makes more sense out of how we control our environments and draw the most from them.

Positioning

XsunX's unique value proposition can be exploited to arrive at a winning position in the minds of its customers. The Company must be positioned as the only source of commercially viable, solar electric glass -- providing users with substantial economic and environmental benefits.

Advertising and Promotion

XsunX recognizes that a key to success will be to undertake focused advertising and promotion efforts aimed at developing product awareness within the glass manufactures, fabricators, optical film, and building industries. This campaign will be performed aggressively and on a scale necessary to meet license sales goals. To accomplish its licensing goals, the Company requires a capable advertising agency and public relations firm. Subject to the recommendation of a marketing director, an agency will be selected and, with their assistance, a comprehensive advertising and promotion plan will be drafted.

Advertising and Promotion Objectives

XsunX's overall advertising and promotion objectives are to:

o    Position XsunX as a leader building integrated photovoltaic markets.

o Increase Company awareness and brand name recognition among prospective customers.

o    Generate qualified sales leads for the Company's field sales organization.

o    Develop,  through  market  research,   significant  information  to  create
     immediate and long-term marketing plans.

o Create product and service advertising programs supporting the Company's value proposition.

o    Coordinate  sales  literature,   demonstration   materials,   telemarketing
     programs, and direct response promotions in order to present a unified marketing approach.

Media Objectives

XsunX's media objectives are to:

o    Increase awareness of the Company in the glass and building industries.

o Establish an image of XsunX as an organization that is professional, completely reliable, and highly positioned in the market.

o Maximize efficiency in selection and scheduling of published ads in publications to cover all targeted markets.

Print Media Strategy

XsunX's print media strategy is to:

o    Select primary business publications with high specific market penetration.

o Schedule adequate frequency of ads to impact market with corporate image and product messages.

o Where possible, position advertising in or near industry articles, product reviews, center spread or appropriate editorials.

o    Utilize U.S. editions of consumer, trade, or specialty publications.

o Take advantage of special high-interest issues of major publications when possible.

o        Maximize ad life with monthly and weekly publications.

The Company will develop an advertising campaign built around a solutions oriented ad campaign message, beginning with a "breakthrough technology" statement and supporting it with ads that reinforce this message. Additionally, the Company will schedule its advertising campaign to develop a consistent reach and frequency throughout the year.

Advertising Campaign

An effective way to reach the Company's potential customers is to develop a targeted advertising campaign promoting XsunX Technology. To establish and maintain the Company's image, the delivery and tone of its statements will be informative. Ads will convey the look and feel of a successful company. Ideally, after becoming familiar with the Company's products, prospective customers will call for more information or visit the Company's Web site.

Trade Shows

XsunX will participate in industry trade shows, where the Company is likely to meet new alliance partners and licensing customers. The number of trade shows attended will be increased each year. These shows will be attended independently and with companies with which XsunX has joint marketing/sales or OEM agreements.

In deciding on the XsunX plan for trade shows, the following factors have been taken into consideration:

o Target audience of the show - will this get the message to the Company's target market

o    Geographic location - a good mix of shows around the country.

o    Time frame - preferably no more than one show a month.

o    Past experience, if any with the show.

o    Participation in someone else's booth.

Reports and papers will be published for trade journals supporting trade shows and technical conferences.

Sales Support Collateral Materials

XsunX plans to develop a variety of collateral materials to support its sales efforts. These items are intended to sell the Company's products and services.


Plan of Operations

XsunX anticipates the 12-month capital operational requirements of the company to be $2,250,000 dollars. We are preparing to raise this amount through the placement of equity capital in the form of one or more private offering's of XsunX's shares of common stock to accredited investors. These net proceeds from the offering of the Common Stock are estimated to be utilized as follows: (i) approximately $718,000 will be used to pay costs associated with research and preparation of a plan of operations by the company's technical advisory board for the development of XsunX Process and the completion of development of a production model for the XsunX Process, (ii) approximately $623,000 will be used to pay salaries and general administrative costs and for intellectual property protection, (iii) approximately $87,000 will be used to pay for testing and development equipment, (iv) approximately $301,000 will be used to pay for market development research, general competitive research and publicity costs, and (v) approximately $521,000 will be used for general working capital.


The Company may change any or all of the budget categories in the execution of its business attempts. None of the items is to be considered fixed or unchangeable.

The Company will need substantial additional capital to support its budget. The Company has no revenues. The Company has no committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.


Backlog of Orders.  There are currently no orders for sales at this time.


Government Contracts.  None at this time.


Competitive Conditions. Currently, the management is not aware of other products similar to those of the company on the market. However, larger existing firms are developing competitive products and may have extensive capital for development work.


Company Sponsored Research and Development. No significant research is being conducted. However, with proceeds of future capital raising, the Company plans to engage in significant development of its technology. (See "Use of Proceeds.")

Compliance with Environmental Laws and Regulations.
--------------------------------------------------

The operations of the Company are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, compliance with these regulations by the Company has had no material effect on the Company's operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. The Company is unable to assess or predict at this time what effect additional regulations or legislation could have on its activities.

Number of Persons Employed. As of October 1, 2003, the Company has one full-time Employee. Other Executive Officers and Directors work on an as needed basis.


ITEM 6. RESIGNATIONS AND APPOINTMENTS OF REGISTRANT'S OFFICERS AND DIRECTORS

     Tom Anderson resigned as President and CEO effective September 30, 2003. Tom Djokovich was appointed President and CEO of the Company effective September 30, 2003. Randy McCall and Steve Weathers will resign from the Board of Directors effective ten days after mailing of Notice to Shareholders pursuant to
Section 14f of the Securities Exchange Act. Brian Altounian has been appointed as Secretary and as a director effective immediately.


     Tom Djokovich has been appointed as a director effective ten days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities Exchange Act.

BRIAN ALTOUNIAN, Chairman of the Board, Secretary and Director

        Mr. Altounian has over 16 years of experience in the area of finance, administration and operations. Most recently, he served as Executive Vice President of Plyent, Inc., a provider of a proprietary software solution that allows dynamic wireless Web access by Web enabled wireless thin clients, such as cell phones and personal digital assistants (PDAs). Mr. Altounian previously served as the Vice President of Finance for Lynch Entertainment, a producer of family television series' for the Nickelodeon and Disney Channels. While at Lynch, he established subsidiary corporations, purchased and oversaw the construction of a state-of-the-art television studio facility, and built the infrastructure of the company. Prior to joining Lynch Entertainment, Mr. Altounian held key management positions at numerous entertainment companies including Director of Finance and Administration at Time Warner Interactive; Finance Manager for National Geographic Television; and Manager of Business Services for WQED, the nation's first community-owned public television station. He also founded his own consulting company, BKA Enterprises, a firm that supported and advised entertainment and multimedia companies in the areas of financial and business management. Mr. Altounian holds an undergraduate degree from UCLA and an MBA from Pepperdine University.

TOM DJOKOVICH, President and Chief Executive Officer as of September 30, 2003; Board of Director Nominee:

Mr. Djokovich was the founder and served from 1995 to 2002 as the Chief Executive Officer of Accesspoint Corporation, a vertically integrated provider of electronic transaction processing and e-business solutions for merchants. Under Mr. Djokovich's guidance, Accesspoint became a member of the Visa/MasterCard association, the national check processing association NACHA, and developed one of the payment industry's most diverse set of network based transaction processing, business management and CRM systems for both Internet and conventional points of sale. During his tenure, Accesspoint became an early adopter of WAP based e-commerce capabilities and the industry's first certified Level 1 Internet payment processing engine. In his last year as executive manager, Accesspoint grew its processing revenues by over 800% and overall revenues by nearly 300%. Prior to Accesspoint, Mr. Djokovich founded TMD Construction and Development in 1979. TMD provided effective cost management of multimillion-dollar projects incorporating at times hundreds of employees, subcontractors and international material acquisitions for commercial, industrial and custom residential construction services as a licensed building firm in California. In 1995 Mr. Djokovich developed an early Internet based business-to-business ordering system for the construction industry. Mr. Djokovich also currently serves as a Director for Roaming Messenger, Inc., a publicly reporting company that provides a breakthrough software solution for delivering real-time actionable information for Homeland Security, emergency response, military and enterprise applications.

ITEM 7. FINANCIAL STATEMENTS & EXHIBITS

Financial Statements - None.

Exhibits:


                  3.3    Amendment to Articles of Incorporation
                  10.1   Plan and Agreement of Reorganization
                  10.2   Abstract of Patent -  6,320,117
                  10.3   Abstract of Patent -  6,509,204
                  10.4   Abstract of Patent -  6,180,871
                  10.5   Assignment of Patent - 6,180,871
                  10.6   Assignment of Patent - 6,320,117
                  10.7   Assignment of Patent - 6,509,204

ITEM 8. CHANGE IN FISCAL YEAR

        None



ITEM 9. REGULATION FD DISCLOSURE

THIS EXECUTIVE SUMMARY DOES NOT ITSELF CONSTITUTE A SECURITIES OR AN OFFER TO BUY OR SELL SECURITIES. THE SECURITIES, IF ANY, DISCUSSED OR REFERENCED HEREIN ARE NOT BEING OFFERED FOR SALE IN ANY MANNER HEREBY AND HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON ANY OF THE STATEMENTS OR MATERIAL CONTAINED IN THIS EXECUTIVE SUMMARY. THIS EXECUTIVE SUMMARY IS NOT PART OF ANY CONFIDENTIAL OFFERING MEMORANDUM OR PROSPECTUS.

Executive Summary

XsunX, Inc. (XsunX) has acquired a breakthrough-patented technology to produce solar electric glass. This proprietary process is intended to allow manufacturers to apply a transparent and photovoltaic glazing to glass and other transparent substrates. When XsunX glazing is exposed to light, the light energy is converted into electrical energy for use as a power source.

XsunX believes that its patented solar electric glass technology has a number of major market opportunities in the multi-billion dollar worldwide architectural glass markets. The company intends to take advantage of this commercial opportunity to provide governments, developers, businesses and architects with a commercially viable method for converting today's large areas of architectural glass into virtual power plants.

The Solar Electric Glass Opportunity

XsunX's transparent photovoltaic glazing for glass and other materials may provide a break-through technological innovation that will make solar energy economically feasible and may cause the solar energy market to explode.

The Company's technology can be applied to the already quite large and established glass and building industries. That is, transparent glazing will enable solar energy-production to enter mainstream markets because it can readily become integral to the designs of buildings. Builders and manufacturers of building products already use glass, plastic and other materials, so they will be especially attracted to the economic and marketing benefits of using the same materials to produce electrical energy while continuing to function as window or display surfaces. XsunX intends to be a technology leader in the field of building integrated photovoltaics (BIPV).

Advantages Offered by Transparent Solar Cell Technology

With its unique patented solar glazing technology to produce electricity from sunlight, XsunX believes it has no direct competition. The Company's challenge in entering its target market segments is to demonstrate the advantages of its transparent solar cell technology over current designs.

In the glass industry, the advantages of XsunX's transparent solar cell technology are not only quite clear, but solar glazing technology is much anticipated. This is especially true in the market for architectural glass, which is why architectural glass is XsunX's best initial market.

Applications for Solar Electric Glass

While there are numerous ways to make solar cells, all of these other methods result in a structure that is opaque. Thus, they are not appropriate for many applications. The need to place these other cells in areas where they do not obscure vision or building esthetics also limits installation of these other methods to areas of exceedingly small percentages of total available building surfaces. To date, this limiting factor has also presented Return On Investment
(ROI) inefficiencies associated with costs per kW produced versus the Balance Of System (BOS) expenditures for mounting, wiring, power conditioning and grid connection.

On the other hand, XsunX solar electric glass technology provides an opportunity for up to 75% of a buildings exterior surface to produce electricity for use by the building. Efficiencies are gained in an increase of total kW's produced averaged across BOS expenditures providing the opportunity for a more rapid ROI. Management believes these unique properties provide major market potential in the following areas:

     Nonresidential construction - primarily architectural glass for large edifices, such as office buildings, hospitals, schools, retail buildings, and industrial buildings.

     Residential construction - primarily doors and windows for homes.

Business Model

The Company's management believes that the primary target opportunity for XsunX's technology is makers and fabricators of glass. This is a very large industry, generating worldwide revenues in the hundreds of billions of dollars. The Company's strategy is to complete the development and commercialization of the XsunX process, and then enter into licensing relationships with channel partners who will manufacture and distribute products made with XsunX solar electric glass technology.

Revenue Model

The Company's management believes that virtually all of the Company's revenues will come from the license of its proprietary XsunX solar electric glass technology to major manufacturers. The Company's management estimates that manufactures of architectural glass will be willing to pay a royalty of at least 3% of gross sales for the non-exclusive right to use the XsunX process.

The XsunX Process

The Company's technique for making solar electric glass leverages two distinctly different technologies -- amorphous solar cell process and flat panel display process -- that have not previously been linked. By adding known processing techniques to those commonly used in the solar industry, the Company has been able to create and protect a structure that is both transparent and photovoltaic. The Company believes that its XsunX Process combines the following advantages:

     It is transparent and therefore can be used in places inapplicable to existing solar cells.

     It is cost effective because it uses thin film amorphous silicon.

     It may be readily manufactured because the method for manufacture uses commercially available CVD and laser annealing equipment.

     It can be used on a wide variety of substrates including low temperature substrates.

In addition to the production of electricity the solar cell is also anticipated to operate effectively as an optical filter.

The following chart offers key comparative analysis:

         Conventional PV Solar Cells                                    XsunX Solar Electric Glazing

-------------------------------------------------------------- ---------------------------------------------------------
Current costs of approximately $450-500/sq. meter for          The anticipated method for the manufacture of XsunX
crystalline-silicon PV modules. Production process is not      glazing employs the use of mass production CVD and
conducive to high volume production rates. Newer thin film     annealing systems readily in use today. These methods
PV systems are anticipated to reach costs of $75-100/sq.       and systems are intended to establish production line
meter and employ production methods that provide somewhat      economy's that may result in per meter production costs
higher production volumes then crystalline-silicon.            similar to those found for current high performance
                                                               optical films and glass coatings.
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
Current technology requires area related balance of system     XsunX glazing is an integral part of the building glass
installation costs of $135/sq. meter. This includes the cost   facade, therefore it is anticipated that installation
of mounting, land or building space and wiring.                costs will be incidental aside from the expense
                                                               associated with wiring.
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
Power conditioning, battery storage and power inverters        Similar costs associated with XsunX technology.
average $200 per peak kW.
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
Building area available for solar module installation          Amount of potential building area available for XsunX
typically reserved to roof areas and certain facades. Sample   solar electric glass installation for the same 20 story
roof panel system size at between 300-750/sq. meters for a     office building at 75% of available exterior glass area


20 story building 61 meters tall and 46 meters wide.           is estimated to be 8,400/sq. meters
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
Amount of the sun's peak energy converted to electrical        Amount of the sun's peak energy converted to electrical
power by PV cells averages between 10-15% /sq. meter.          power by XsunX glazing is estimated to average 1.5-2.5%
                                                               /sq. meter depending on cell filtering specifications.
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
Amount of peak power produced by 500/sq. meters of solar       Amount of peak power produced by 8,400/sq. meters of
panels mounted to the roof of the sample 20 story building     XsunX glazing applied to the glass facade of the sample
operating at 14% efficiency, 70 kW.                            building operating at 2% efficiency, 168 kW.
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
Other efficiencies include the potential for government        XsunX glazing may also operate as an optical filter
sponsored credits, depreciation credits, net metering and      eliminating the need for the additional use of costly
re-sale of surplus power, property improvement valuations in   UV filter films and glazings applied to modern
some areas equal to 20 times the annual savings of power       architectural glass facades. This dual benefit feature
produced. (XsunX glazing also enjoys these same benefits.)     provides construction cost credits that may be factored
                                                               in to reduce XsunX costs.
-------------------------------------------------------------- ---------------------------------------------------------

The Market

According to the U.S. DOE, Photovoltaics is a billion dollar a year industry and is expected to grow at a rate in excess of 15-20% per year over the next several decades. In the last thirty years, the cost per watt produced by solar electric technology has dropped by over 90% and efficiency rates have steadily grown. Today, the amortized costs over a fifteen-year period of new thin film solar cells are estimated to achieve cost rates equal to $0.08-0.11/kWh. Over this same period, the cost per watt for fossil fuel based electrical power may continue to rise and become ever increasingly susceptible to political and domestic uncertainty.

The market for Photovoltaics will continue to grow into the billions. The market for architectural glass, optical films and glazings are collectively in the billions and the markets for energy are infinitely larger. XsunX solar electric glazing spans and works to interconnect these markets opening innovative new product and revenue opportunities for these industries and XsunX.

Value Proposition

The XsunX value proposition is simple: The source of commercially viable, solar electric glass providing users with substantial economic and environmental benefits.

XsunX technology fills the voids in today's solar technologies allowing the production of solar electricity to become part of our environment as a natural use of space and makes more sense out of how we control our environments and draw the most from them.


Financial Plan

XsunX is raising equity capital through a private offering of the Company's shares of common stock to accredited investors (the "Offering"). The proceeds of the Offering will be used to complete the commercial development of the XsunX technology, establish infrastructure and undertake preliminary marketing and selling efforts. The Offering is being conducted under an exemption from registration set forth in Rule 506 of Regulation D for federal securities law purposes. The Offering is described in the Company's Private Placement Memorandum.


Additional documents available: The purpose of this summary is to provide an outline of the XsunX opportunity. As this is a new application environment and solution, outside of conventional experience and application, more detailed information may be necessary for a full review and understanding of the opportunity. The following are available for review:

o    Confidential Offering Memorandum]

o    The company web site at www.xsunx.com


Safe Harbor Statement: Matters discussed in the foregoing executive summary contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in summary, the words "anticipate,"
"believe," "estimate," "may," "intend," "expect", "potential" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company. Readers should carefully review the factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-QSB filed by the Company in 2003 and any Current Reports on Form 8-K filed by the Company. Statistics and comparative analysis charts contained in this summary express certain industry estimates and statements and are subject to the diversity of manufacturing, sales and physical aspects of solar module production and installation. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. This document contains confidential and proprietary information belonging exclusively to XsunX, Inc. and may not be duplicated.



ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVI-SION OF THE CODE OF ETHICS

        None.


ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS

        None.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

        None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: October 15, 2003



                                            XSUNX, INC.



                                            By: /s/ Tom Djokovich
                                               --------------------------------
                                                Tom Djokovich, CEO/President